Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

H-CYTE, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$[________________]	[_________________, 2020]

FOR VALUE RECEIVED, H-Cyte, Inc., a Nevada corporation (“Maker”), promises to pay to [PURCHASER] (“Holder”), the sum of [_____________] ($___________) (the “Principal Balance”), together with simple interest from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid Principal Balance at a rate equal to 12% per annum (subject to Section 16 below), computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be. This Note is one of the “Notes” issued pursuant to the Secured Convertible Note and Warrant Purchase Agreement, dated as of April [__], 2020 (as amended or supplemented, the “Purchase Agreement”) between Maker, Holder and the other purchasers thereunder and the holders of other Notes are sometimes referred to herein as “Holders”.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. All capitalized terms used but not defined in this Note have the meanings given to them in the Purchase Agreement.

2. Maturity Date. Unless this Note is converted under Section 8 or prepaid in full pursuant to Section 4, the unpaid Principal Balance, together with any accrued but unpaid interest under this Note, shall be due and payable by Maker on October 31, 2020 (the “Maturity Date”).

3. Security. This Note is secured by the collateral of the Company pledged by the Company to the Holders pursuant to that certain Security Agreement (as it may be amended, the “Security Agreement”) dated as of the date hereof, among the Company, the existing subsidiaries of the Company and the Lead Purchaser (as agent for the Holders).

4. Prepayment. Except as provided in Section 8(b) with respect to a Sale of the Company, this Note and all or any Principal Balance or interest hereunder may not be prepaid by Maker without the prior written consent of the Lead Purchaser.

5. Notice of Sale of the Company. In the event that Maker takes any action to approve or enter into any transaction constituting a Sale of the Company, Maker shall provide Holder with at least ten (10) days’ prior written notice of the anticipated closing date of such transaction. A “Sale of the Company” means (a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, or all or substantially all of the Maker’s assets, (b) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Maker shares representing more than fifty percent (50%) of the outstanding voting power of the Maker; or (c) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Certificate. For the avoidance of doubt, a transaction will not constitute a “Sale of the Company” if its sole purpose is to change the state of Maker’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Maker’s securities immediately prior to such transaction.

6. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Maker fails to make any payment of principal or interest when due under the terms of this Note; provided that a failure to pay the Principal Balance and all accrued but unpaid interest at the Maturity Date shall only constitute an Event of Default if such failure continues unremedied for a period of ten (10) days following the Maturity Date after written notice from the Lead Purchaser;

(b) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property of Maker, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts of Maker under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within ninety (90) days of such commencement; or

(c) Voluntary Bankruptcy or Insolvency Proceedings. Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing to its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(d) Breach of Purchase Agreement. Any breach of or default under the Purchase Agreement that remains uncured for ten (10) days after written notice from the Lead Purchaser.

7. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 6(b) and 6(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Maker and with the prior written consent of the Lead Purchaser, declare the outstanding Principal Balance, together with accrued interest, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6(b) and 6(c), immediately and without notice, the outstanding Principal Balance, together with accrued interest, shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may, with the prior written consent of the Lead Purchaser, exercise any other right, power or remedy, either by suit in equity or by action at law, or both. All of the rights, powers and remedies of Holder shall be cumulative, and may be exercised independently, concurrently or successively in Holder’s sole discretion. No waiver by Holder of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

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8. Conversion.

(a) Mandatory Conversion Upon Qualified Financing Closing. If any and all amounts due hereunder are not paid in full on or before the Qualified Financing Closing, concurrently with the Qualified Financing Closing and subject to the terms and conditions set forth herein, the entire Principal Balance of this Note, together with any accrued and unpaid interest thereon, shall automatically convert into fully paid and non-assessable shares (rounded up to the nearest whole share) of the series of preferred stock of Maker issued pursuant to such Qualified Financing (the “New Securities”), such conversion in each case to occur concurrently with the Qualified Financing Closing. The number of shares of New Securities to be issued to Holder upon conversion of this Note pursuant to a Qualified Financing shall be equal to the product of (x) the Conversion Multiple and (y) the quotient obtained by dividing the entire Principal Balance of this Note, together with any accrued and unpaid interest thereon, as of the date of conversion, by the Conversion Price. The “Conversion Multiple” shall be equal to one (1), provided, that upon the occurrence of a Purchaser Subscription Default with respect to the Holder, the Conversion Multiple under this Note shall be automatically reduced to one-half (0.5) and instead of converting into the shares of New Securities in connection with such Qualified Financing, the Note shall convert into shares of Common Stock. The “Conversion Price” shall be equal to the lesser of (i) the price per share paid by the investors in such Qualified Financing for such New Securities (which are purchased for cash and not through conversion of Notes) and (ii) the price per share obtained by dividing (x) $3,000,000 by (y) the number of Fully-Diluted Shares outstanding immediately prior to the Qualified Financing Closing. “Fully-Diluted Shares” means all outstanding shares of capital stock of the Maker, assuming (A) the conversion of all convertible preferred stock and the conversion or exercise of warrants, options and all other securities convertible into or exercisable for shares of capital stock in the Maker (other than the Notes) regardless of whether such convertible securities are “in the money”, and (B) the issuance of all shares of capital stock reserved for issuance under any equity plan of the Maker, including any additional stock reserved in connection with the Qualified Financing. The issuance of any New Securities pursuant to the conversion of the Note in connection with the Qualified Financing shall be upon and subject to the same terms and conditions applicable to the New Securities sold in the Qualified Financing.

(b) Conversion or Repayment Upon a Sale of the Company.

(i) In the event of a Sale of the Company prior to the Qualified Financing Closing or the Maturity Date, the Holder shall be entitled, at the election of the Holder, either (A) to receive payment of the outstanding Principal Balance of, together with any accrued and unpaid interest thereon, this Note as of the initial closing of the Sale of the Company, in such form of consideration as is paid to the Maker’s shareholders in such Sale of the Company, or (B) to convert the outstanding Principal Balance together with any accrued and unpaid interest thereon, immediately prior to the closing of the Sale of the Company, into the number of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) as is equal to the product of (x) two (2) and (y) the quotient obtained by dividing the outstanding Principal Balance and unpaid interest on this Note as of the date of conversion by the Sale Conversion Price. “Sale Conversion Price” means a price per share equal to the lesser of (x) 75% of the gross per-share consideration a holder of Series D Preferred Stock (excluding for purposes of this calculation any holders receiving shares of Series D Preferred Stock upon conversion of their Notes immediately prior to such Sale of the Company event) receives or is deemed to have received with respect to each such share of Shares D Preferred Stock in such Sale of the Company (assuming the Series D Preferred Stock did not convert into shares of Common Stock in connection with such Sale of the Company) and (y) the price per share obtained by dividing (I) $3,000,000 by (II) the number of Fully-Diluted Shares outstanding immediately prior to the closing of the Sale of the Company, such conversion in each case to occur (or be given effect) immediately prior to the closing of such Sale of the Company.

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(ii) Maker shall give Holder written notice of any Sale of the Company at least ten (10) days prior to the anticipated closing date thereof, and Holder shall give Maker written notice of their election in accordance with the foregoing at least five (5) days prior to such anticipated closing date. Holder acknowledges and agrees that the conversion of the Notes in connection with a Sale of the Company may be conditioned upon Holder’s execution of certain agreements and consents in the form agreed to by Maker and the acquiring party in the Sale of the Company including, without limitation, representations, warranties, escrows and indemnifications, if any, relating to the Conversion Shares issued upon conversion of the Notes.

(c) Optional Conversion. If a Qualified Financing Closing does not take place on or prior to the Maturity Date, at any time on or after the Maturity Date, at the election of the Lead Purchaser, this Note together with all other Notes shall be converted into the number of shares of Series D Preferred Stock of the Company as is equal to the quotient obtained by dividing the outstanding Principal Balance and unpaid interest on this Note as of the date of conversion by the product of (x) 50 and (y) the quotient obtained by dividing (A) $3,000,000 by (B) the number of Fully-Diluted Shares outstanding immediately prior to the date of such conversion (subject to adjustments for stock dividends, splits, combinations and similar events).

(d) Conversion Procedure. Upon the conversion of this Note, the Principal Balance, together with any accrued and unpaid interest thereon, shall be converted into Conversion Shares, shares of Common Stock or shares of Series D Preferred Stock, as applicable, in each case held by the Holder. The Company will not be required to issue or deliver the Conversion Shares, shares of Common Stock or shares of Series D Preferred Stock, as applicable, until the Holder has surrendered this Note to the Company (or provided an instrument of cancellation or affidavit of lost note). Upon a conversion under Section 8(a) or 8(c), Maker shall, within five (5) Business Days after such delivery, or such agreement and indemnification, issue and deliver certificates representing the number of fully paid and non-assessable shares of the New Securities, shares of Common Stock or Series D Preferred Stock, as applicable, into which the Note converts in accordance with the agreed conversion terms (bearing such legends as are required by the Purchase Agreement). Maker shall take all action to designate and authorize a sufficient number of shares of stock to be issued upon conversion to the New Securities, shares of Common Stock or Series D Preferred Stock, as applicable, following a conversion pursuant to this Section 8.

(e) Joinder to Investment Documents. If this Note is converted into any shares of equity securities, Maker will prepare any joinder or amendment to any applicable Existing Investment Documents as necessary or appropriate to expressly include Holder and its shares of equity securities received upon such conversion as an investor under such document(s) (with such adjustments and limitations as may apply for such equity securities of that type and due to the amount of Holder’s stock ownership), and Holder and Maker will execute same.

(f) Effect of Conversion. Upon conversion of this Note in full, Maker shall be forever released from all its obligations and liabilities under this Note and the Note shall be deemed to be cancelled as of such time and any collateral of the Company pledged under the Security Agreement shall be released.

9. Pari Passu Notes. Holder acknowledges and agrees that the payment of all or any portion of the outstanding Principal Balance of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other convertible promissory note(s) issued pursuant to the Purchase Agreement or pursuant to the terms of such notes. Maker shall make any payments under this Note and such other notes pro rata among the Holders of such notes based on the respective principal balances (together with any accrued and unpaid interest thereon) outstanding under them at the time of payment.

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10. Successors and Assigns. Subject to the restrictions on transfer described in Sections 12 and 13 below, the rights and obligations of Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11. Waiver and Amendment. Any term, covenant, agreement or condition of this Note may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), in the manner specified in Section 8.12 of the Purchase Agreement. Any amendment or waiver in accordance with this Section 11 will be binding upon each of Maker, Holder, and any subsequent holder of this Note.

12. Transfer of this Note by Holder. Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of Maker and the Lead Purchaser, except that Holder may assign this Note and its rights hereunder to any Affiliate of Holder; provided that Maker is given written notice at the time of such assignment stating the name and address of the assignee and such assignee agrees in writing to be bound by the terms of this Note, the Purchase Agreement and the other Transaction Documents. Subject to the foregoing, this Note may be transferred only upon compliance with the securities law restrictions set forth in this Note, the Purchase Agreement and the other Transaction Documents, the surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Maker and its counsel. Thereupon, a new note for the same Principal Balance and interest will be issued to, and registered in the name of, the assignee. Interest and Principal Balance amounts are payable only to the registered holder of this Note.

13. Assignment by Maker. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker without the prior written consent of Holder.

14. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be made and effective as set forth in the Purchase Agreement.

15. Payment. All payments of Principal Balance, interest and any other amounts (other than by conversion) shall be made in lawful money of the United States of America and in immediately available funds at such place as Holder may from time to time designate in writing to Maker. Payment shall be credited first to Holder expenses, second to accrued interest then due and payable, if any, and then the remainder applied to the Principal Balance. All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatsoever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save Holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

16. Usury; Default Interest. During any period in which an Event of Default has occurred and is continuing, the Maker shall pay interest on the unpaid Principal Balance of this Note at a rate per annum equal to the rate otherwise applicable hereunder plus 6%. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of Principal Balance and applied against the Principal Balance of this Note.

17. Coordinated Action. Holder may not institute any action to collect this Note or any other action with respect to this Note or the obligations hereunder without the prior written consent of the Lead Purchaser, as Agent for all Holders. In connection therewith, the provisions of Section 7 of the Purchase Agreement will apply, mutatis mutandis, with respect to any action taken by the Agent on behalf of all Holders. The Lead Purchaser, or any successor Agent, shall be an express third party beneficiary of the provisions of this Section 17.

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18. Prevailing Party. In any action at law or in equity to enforce or construe any provisions or rights under this Note, the non-prevailing party to such litigation, as determined by a court pursuant to a final order, judgment or decree, shall pay to the prevailing party all costs, expenses and reasonable attorneys’ fees incurred by such prevailing party (including, without limitation, such costs, expenses and fees on any appeal), which costs, expenses and attorneys’ fees shall be included as part of any order, judgment or decree.

19. Loss of Note. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will (at Holder’s expense) make and deliver in lieu of such Note a new Note of like tenor.

20. Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or legal holiday in the State of Florida, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday, or legal holiday.

21. Governing Law; Jurisdiction and Venue. The provisions of Sections 8.4 and 8.5 of the Purchase Agreement will apply, mutatis mutandis, with respect to any dispute arising out of this Note.

22. Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

23. No Rights as a Stockholder. Nothing contained in this Note shall be construed as conferring upon Holder, prior to the conversion of this Note, any rights of a shareholder of Maker, including the right to vote or to receive dividends, solely as it relates to this Note.

24. Time is of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Note.

25. Acceptance of Note. By acceptance of this Note, the Holder accepts and agrees to be bound by all of the terms and provisions set forth herein.

26. Documentary Stamp Taxes. MAKER SHALL BE LIABLE FOR DOCUMENTARY STAMP TAXES AND ANY PENALTIES AND INTEREST ASSOCIATED WITH THAT TAX PAYABLE WITH RESPECT TO THIS NOTE, AND ANY SUBSEQUENT RENEWALS, MODIFICATIONS OR AMENDMENTS OF THIS NOTE.

[Signature page follows]

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IN WITNESS WHEREOF, Maker has caused this Note to be issued as of the date first written above.

H-CYTE, INC., a Nevada corporation

By:
Name:	William E. Horne
Title:	Chief Executive Officer

Form of Secured Convertible Promissory Note Payable to [PURCHASER]